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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Members
EGS Electrical Group, LLC:

        We consent to the incorporation by reference in the registration statements (No. 333-68650) on Form S-4, and (Nos. 33-24043, 333-29843, 333-29851, 333-29855, 333-61766, 333-69250, 333-69252, 333-70245, 333-82645, 333-82647, 333-106897, 333-109112, 333-139351 and 333-139352) on Form S-8 of SPX Corporation of our report dated January 23, 2013, with respect to the consolidated balance sheets of EGS Electrical Group, LLC and subsidiaries as of September 30, 2012 and 2011, and the related consolidated statements of income, members' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of SPX Corporation.

/s/ KPMG LLP

Chicago, Illinois
February 22, 2013

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm